SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            December 15, 2004

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2004, the Compensation Committee of the Company’s Board of Directors set the fiscal 2005 performance criteria for bonuses under the Interface, Inc. Executive Bonus Plan for the Company’s executive officers, including the executive officers who were named in the executive compensation table set forth in the Company’s Proxy Statement for its 2004 Annual Meeting of Shareholders (the “named executive officers”). For the executives of the Company who are directly accountable for the profitability of subsidiaries or business groups (John R. Wells and Robert A. Coombs are the named executive officers in this category), the performance criteria are (1) operating income for operations managed, (2) cash flow for operations managed, (3) revenue for operations managed, and (4) the Company’s earnings per share. The performance criteria for the Company’s President and Chief Executive Officer (Daniel T. Hendrix) are the Company’s (1) operating income, (2) cash flow, (3) revenue, and (4) earnings per share. For executives not directly accountable for the profitability of a subsidiary or business group (Michael D. Bertolucci and Raymond S. Willoch are the named executive officers in this category), the performance criteria are the same as that for the Company’s President and Chief Executive Officer but with the addition of non-financial objectives. (The performance criteria for the executives for 2004 were the same as those described above.) A copy of the Executive Bonus Plan is attached hereto as Exhibit 99.1.

On that same date, the Compensation Committee also implemented a special incentive program for executive officers, effective during fiscal years 2005-2006. A description of the special incentive program is attached hereto as Exhibit 99.2. In addition, the Compensation Committee approved increases in annual salary for the named executive officers, effective January 1, 2005, in an aggregate amount of $198,500 for the group of five executives. Further, the Compensation Committee approved restricted stock awards for executive officers and directors, as detailed in those persons’ respective Statements of Changes of Beneficial Ownership of Securities on Form 4 previously filed with the Commission.

ITEM 7.01 REGULATION FD DISCLOSURE.

Messrs. Daniel T. Hendrix and Patrick C. Lynch, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, will be making a presentation to investors and potential investors at a conference being held March 6-9, 2005. Messrs. Hendrix and Lynch currently are scheduled to make their presentation on Wednesday, March 9, 2005, at approximately 1:05 p.m. Eastern Time. The presentation will be broadcast live over the Internet. Listeners may access the presentation live over the Internet at http://www.wsw.com/webcast/rjii05/ifsia/ or through the Company’s website at http://www.interfaceinc.com/results/investor/. Certain information to be discussed in the presentation will be available on Interface’s website, at http://www.interfaceinc.com/results/investor/ under the heading “Presentations.” The archived version of the presentation will be available at these sites beginning shortly after the presentation ends.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c)          Exhibits.
Exhibit No.	Description
99.1	Interface, Inc. Executive Bonus Plan.
99.2	Description of Special Incentive Program.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Vice President and Chief Financial Officer

Date:  March 1, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Interface, Inc. Executive Bonus Plan.
99.2	Description of Special Incentive Program.